                                                                   EXHIBIT B


                     VOTING, STANDSTILL AND PROXY AGREEMENT


                  This Voting, Standstill and Proxy Agreement (the "Agreement") is made and entered into as of August 14, 1998 by and among THE FRESH JUICE COMPANY, INC., a Delaware corporation (the "Company"), the stockholders of the Company whose names and addresses are set forth on the signature pages hereto (the "Company Stockholders"), and SARATOGA BEVERAGE GROUP, INC., a Delaware corporation ("Saratoga").

                  WHEREAS, the Company, Saratoga and Rowale Corp., a wholly-owned subsidiary of Saratoga ("Sub"), entered into, as of the date hereof, an Agreement and Plan of Merger (the "Merger Agreement"; terms used herein and not otherwise defined are used herein as defined in the Merger Agreement), pursuant to which Sub will merge with and into the Company (the "Merger") and each share of common stock, $.01 par value per share, of the Company ("Company Common Stock") would be converted into the right to receive $3.35 in cash; and

                  WHEREAS, each of the Company Stockholders owns the number of shares of Company Common Stock set forth opposite his, her or its name on Schedule A annexed hereto (collectively, the "Company Securities" and, with respect to the Company Securities owned by a specific Company Stockholder, the "Company Stockholder's Securities"); and

                  WHEREAS, execution and delivery of this Agreement by the Company Stockholders is a condition to the execution and delivery of the Merger Agreement by Saratoga and Sub, and by the Company, respectively.

                  NOW, THEREFORE, in order to induce Saratoga, Sub and the Company to enter into the Merger Agreement and in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1.       Term. This Agreement shall expire on the earlier of
(i) the Effective Date (as defined in the Merger Agreement) or (ii) the termination of the Merger Agreement by any party thereto pursuant to the terms thereof.

                  2.       Covenants of the Company Stockholders.

                           (a) Each Company Stockholder agrees to vote all of his, her or its currently owned shares of Company Common Stock for the approval of the Merger, the Merger Agreement (in the form executed as of the date hereof, with such changes thereto as the parties to the Merger Agreement may agree prior to such changes), and the transactions contemplated therein.

                           (b) Each Company Stockholder, in his, her or its capacity as such, further agrees to convert, at the Closing, all in-the-money options and warrants to purchase shares of Company Common Stock into cash in accordance with Section 1.05(c) of the Merger Agreement.

                           (c) Except in accordance with the provisions of this Agreement or as expressly set forth in the Merger Agreement, each Company Stockholder agrees, until the termination of this Agreement, not to:

                                  (i) sell, transfer, pledge, assign or
                  otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any Company Securities; or

                                 (ii) deposit any Company Securities into a
                  voting trust, enter into a voting agreement or otherwise grant any voting rights to any other person or entity with respect to any Company Securities.

                           (d) Until such time as this Agreement is terminated, each Company Stockholder agrees to take any actions as reasonably requested by the Company or Saratoga, within his, her or its power as are necessary or appropriate to enable the Company to satisfy the conditions precedent set forth in the Merger Agreement to Saratoga's obligations to consummate the Merger, and to use his, her or its best efforts to cause the Company to satisfy such conditions precedent; provided, however, that such Company Stockholder shall not be required to pay any moneys or incur any liability in connection with the foregoing.

                           (e) The provisions of this Section 2 are subject to the terms of that certain Option Agreement dated March 16, 1998 by and between Steven Smith and Saratoga.

                  3. Representations and Warranties of Saratoga. Saratoga represents and warrants to the Company that the execution and delivery of this Agreement by Saratoga and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action, do not violate the terms of its Certificate of Incorporation, its By-Laws, any law, rule or regulation or any outstanding agreement or instrument to which it is a party or is bound or subject to, and this Agreement constitutes a legal, valid and binding agreement on its part.

                  4. Representations and Warranties of the Company Stockholders. Each Company Stockholder represents and warrants to Saratoga as follows:

                           (a) such Company Stockholder owns such Company Stockholder's Securities of record or beneficially free and clear of any lien, security interest, encumbrance or other adverse claim;


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



                           (b) such Company Stockholder's Securities set forth on Schedule A hereto are the only securities of the Company owned of record or beneficially by such Company Stockholder or in which such Company Stockholder has any interest, and, except as set forth on Schedule A, such Company Stockholder has no right to acquire any other securities of the Company; and

                           (c) such Company Stockholder has the right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; such execution, delivery and performance will not violate any applicable law, rule or regulation or any outstanding agreement or instrument to which such Company Stockholder is a party; and this Agreement constitutes a legal, valid and binding agreement on the part of such Company Stockholder enforceable against such Company Stockholder in accordance with its terms.

                  5. Representations and Warranties of the Company. The Company represents and warrants to Saratoga that the execution and delivery of this Agreement by the Company and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action, do not violate the terms of its Articles of Incorporation, its By-Laws, any law, rule or regulation or any outstanding agreement or instrument to which it is a party or is bound or subject to, and this Agreement constitutes a legal, valid and binding agreement on its part.

                  6.       Proxy.

                           (a) Each Company Stockholder hereby irrevocably makes, constitutes and appoints Saratoga to act as such Company Stockholder's true and lawful proxy and attorney-in-fact in the name and on behalf of such Company Stockholder to vote all of his, her or its shares of Company Common Stock for the approval of the Merger, the Merger Agreement and the transactions contemplated therein as set forth in Section 2(a) hereof (subject to Section 15 hereof). By giving this proxy, each such holder of Company Common Stock hereby revokes any other proxy granted by such Company Stockholder to vote any of such Company Stockholder's Securities with respect to such matters. This proxy, and the power of attorney and all authority contained herein, shall become effective as to any Company Stockholder only upon the failure of such Company Stockholder to vote or consent with respect to his, her or its shares in accordance with Section 2(a) hereof, following notice to such Company Stockholder to that effect.

                           (b) All power and authority hereby conferred is coupled with an interest and is irrevocable, shall not be terminated by any act of such Company Stockholder or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of such Company Stockholder. If after the execution of this Agreement any Company Stockholder shall cease to have appropriate power or authority, or if any other such event or events shall occur, Saratoga is nevertheless authorized and directed to vote the Company Securities in accordance with the terms of this

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


         Agreement as if such lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

                           (c) Each Company Stockholder agrees to use all good faith efforts to cause any record owner of Company Securities of which such Company Stockholder is the beneficial owner to grant to Saratoga a proxy of the same effect as that contained herein. Subject to the proviso set forth in Section 2(d) hereof, each Company Stockholder shall perform such further acts and execute such further documents as may be required to vest in Saratoga the power to vote the Company Stockholder's Securities during the term of the proxy granted herein.

                           (d) The provisions of this Section 6 are subject to the terms of that certain Option Agreement dated March 16, 1998 by and between Steven Smith and Saratoga.

                  7. Further Assurances. Subject to the proviso set forth in Sections 2(d) hereof, each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement.

                  8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto.

                  9. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  10. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given when delivered in person or by telecopier, cable, telex or telegram or three (3) days after mailed by certified mail, postage prepaid, addressed as follows:

                  To the Company Stockholders, in each case to:

                  The address set forth on the signature pages hereto.


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

                  To the Company:

                           The Fresh Juice Company, Inc.
                           280 Wilson Avenue
                           Newark, New Jersey  07105
                           Attention: Chief Executive Officer
                           Facsimile No.: (973) 465-7170

         with a copy to:

                           Bourne, Noll & Kenyon
                           382 Springfield Avenue
                           P.O. Box 690
                           Summit, New Jersey  07902-0690
                           Attention: John F. Kuntz, Esq.
                           Facsimile No.: (908) 277-6808

                  To Saratoga:

                           Saratoga Beverage Group, Inc.
                           11 Geyser Road
                           Saratoga Springs, New York  12866
                           Attention: Chief Executive Officer
                           Facsimile No.:  (518) 584-0380

                  with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           919 Third Avenue
                           New York, New York 10022-9998
                           Attention: Charles I.  Weissman, Esq.
                           Facsimile No.: (212) 758-9526

                  11. Effect of Invalidity. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.


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

                  12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  13. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Delaware without giving effect to the conflicts of laws principles thereof.

                  14. Binding Effect: Benefits. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto and their respective heirs, legal representatives and successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  15. Merger Agreement Amendments. No amendment to the Merger Agreement after the date hereof shall alter or affect the rights granted to the Company and Saratoga hereunder.


                        [SIGNATURES BEGIN ON NEXT PAGE]


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


                  IN WITNESS WHEREOF, the Company, the Company Stockholders and Saratoga have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized, as the case may be, as of the date first above written.

                               THE FRESH JUICE COMPANY, INC.

                               /s/ Steven Bogen
                               -----------------------------
                               /s/ Steven Smith
                               -----------------------------
                               /s/ Jeffrey Smith
                               -----------------------------
                               /s/ Jeffrey Heavirland
                               -----------------------------
                               /s/ Brian Duffy
                               -----------------------------
                               /s/ Daniel Petry
                               -----------------------------

                               c/o The Fresh Juice Company, Inc.
                               280 Wilson Avenue
                               Newark, New Jersey  07105
                               Telephone:  (973)
                               Fax:        (973) 465-7170


                               SARATOGA BEVERAGE GROUP, INC.

                               /s/ Robin Prever
                               -----------------------------------------
                               Name: Robin Prever
                               Title: President and Chief Executive Officer



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


                                   SCHEDULE A




                                                      NUMBER OF SHARES OF
                NAME                                 COMPANY CAPITAL STOCK^^
                ----                                 -----------------------
             Steven Smith                                  1,361,248*
             Steven Bogen                                  1,232,708
             Daniel Petry                                    442,248
             Brian Duffy                                     307,500
             Jeffrey Heavirland                               77,667**
             Jeffrey Smith                                    17,226***
                                                           -------------
                                                           3,438,597 shares

6,467,731 total shares

                                                                  53%


All above based on 10KSB for 11-30-97 and review of subsequent Form 4s and 5s.

*        includes shares subject to option held by Saratoga
**       237,857 options and warrants backed out of 10-KSB 11-30-97 numbers
***      50,000 options out of 10-KSB 11/30/97 numbers


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